POWER OF ATTORNEY
 I the undersigned Director of Empire Fidelity Investments Life Insurance Company (the "Company"), hereby constitute and appoint David J. Pearlman, my true and lawful attorneys-in-fact, with full power of substitution, to sign for me and in my name in the appropriate capacities, all Initial Registration Statements of the Company, all Pre-Effective Amendments to any Registration Statements of the Company, any and all subsequent Post-Effective Amendments to said Registration Statements, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutes may do or cause to be done by virtue hereof.
/s/Lena G. Goldberg__________   29 May 1997

Lena G. Goldberg